Exhibit 10.1

Certain information has been excluded from this Exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed

TERMINATION AGREEMENT

As of January 29, 2021

Danimer Scientific Holdings, LLC

As Administrative Loan Party

140 Industrial Boulevard

Bainbridge, GA 39817

Attn: Stephen E. Croskrey, CEO

Ladies and Gentlemen:

This Termination Agreement (this “Agreement”) refers to the financing arrangements by and among WHITE OAK GLOBAL ADVISORS, LLC, a Delaware limited liability company, in its capacity as administrative agent (in such capacity, the “Existing Agent”) acting for and on behalf of the financial institutions party to the Loan Agreement (as defined below) as Lenders (collectively, the “Existing Lenders”), the Existing Lenders, DANIMER SCIENTIFIC HOLDINGS, LLC, a Delaware limited liability company, MEREDIAN, INC., a Georgia corporation, MEREDIAN BIOPLASTICS, INC., a Georgia corporation, DANIMER SCIENTIFIC, L.L.C., a Georgia limited liability company, DANIMER BIOPLASTICS, INC., a Georgia corporation, and DANIMER SCIENTIFIC KENTUCKY, INC., a Delaware corporation (individually and collectively, the “Borrowers”) and MEREDIAN HOLDINGS GROUP, INC., a Delaware corporation, as the “Guarantor” (as such term is defined in the Loan Agreement referred to below), as set forth in the Loan and Security Agreement dated as of March 13, 2019, by and among Existing Agent, Existing Lenders, Borrowers and the other Loan Parties party thereto (as amended, modified, supplemented, renewed or extended from time to time, the “Loan Agreement”), and the other Loan Documents (as defined in the Loan Agreement), pursuant to which Existing Lenders have made term loans (the “Term Loans”) to Borrowers. Capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement and the other Loan Documents, unless otherwise defined herein.

The Loan Parties have agreed to repay in full the Term Loans and all other Obligations owing to Existing Agent and Existing Lenders, subject to the terms and conditions hereof.

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned hereby agrees as follows:

1.                   Repayment; Termination.

Borrowers shall pay or cause to be repaid to Existing Agent, for itself and on behalf of Existing Lenders, at Borrowers’ cost and expense, on January 29, 2021 (the “Payoff Date”), by federal funds wire transfer, the amount of $27,771,497.31 (the “Payoff Amount”), as further described on Schedule 1 attached hereto, plus per diem interest in the amount of $6,450.00 for each day after the Payoff Date that the Payoff Amount is not received by Existing Lenders, and in the event that Existing Agent does not receive notice of receipt of such funds in its deposit account indicated below prior to 5:00 p.m. Eastern time on the Payoff Date or on any day thereafter, such funds shall be deemed received by Existing Agent on the next Business Day. The Payoff Amount shall be sent as follows:

(a)	With respect to the Payoff Amount (other than legal fees and expenses) to:

White Oak Global Advisors, LLC, as Administrative Agent

[redacted]

Amount: $27,707,700.00

(b)	With respect to legal fees and expenses, to:

Stradley Ronon Stevens & Young, LLP

[redacted]

Amount: $63,797.31

Notwithstanding anything to the contrary contained herein, Existing Agent, for itself and on behalf of Existing Lenders, and the Loan Parties acknowledge, confirm and agree that this Agreement shall terminate and be of no further force and effect if the Payoff Amount (together with any per diem interest) is not received by Existing Agent by February 5, 2021.

2.                   Releases.

(a)                Promptly upon the satisfaction of the Conditions Precedent (as defined below), (i) the financing arrangements, including, without limitation, all Commitments, relating to the Term Loans and other Obligations as among the Loan Parties, on the one hand, and Existing Agent and Existing Lenders, on the other hand, pursuant to the Loan Agreement and the other Loan Documents shall automatically terminate, be cancelled and be of no further force and effect, except for those provisions of the Loan Documents relating to the Continuing Obligations (as defined below) and those provisions of the Loan Documents which otherwise by their terms survive the termination thereof, (ii) all Obligations of the Loan Parties and any other person or entity liable on or in respect of the Term Loans and other Obligations, whether as guarantor, endorser, surety or otherwise to Existing Agent and Existing Lenders (expressly excluding any Continuing Obligations and as provided in Section 4 below) shall be deemed satisfied and paid in full, and the Loan Parties shall have no other or further obligations, liabilities and indebtedness (other than with respect to the Continuing Obligations and as provided in Section 4 below) to Existing Agent and Existing Lenders of any kind arising under or in connection with the Loan Documents, (iii) Existing Agent and Existing Lenders shall have no further obligation to provide any other financial accommodations or have any other duties or responsibilities in connection with the Loan Documents, (iv) all security interests and liens upon, and pledges and rights of set off against, any and all properties and assets of the Loan Parties and any other person or entity liable on or in respect of the Term Loans and other Obligations, whether as guarantor, endorser, surety, or otherwise, including all deposit account control agreements, mortgages and all guarantees by any guarantor or other person under or in connection with the Loan Documents, heretofore granted, pledged or assigned by the Loan Parties to Existing Agent, for itself and on behalf of the Existing Lenders, pursuant to the Loan Documents shall be automatically released and terminated without any further action by any person, and Loan Parties or their respective designee shall thereupon be automatically authorized to file or cause to be filed UCC terminations and other lien release documents in accordance with Section 6 hereof, and (v) the Existing Agent shall return to the Loan Parties all possessory Collateral, including stock certificates.

(b)                The Loan Parties hereby release, discharge and acquit Existing Agent, Existing Lenders and their respective officers, directors, agents and employees, and its and their respective successors and assigns, from all obligations to the Loan Parties (and their respective successors and assigns) and from any and all claims, demands, debts, accounts, contracts, liabilities, actions and causes of actions, whether at law or in equity, that any Loan Party at any time had, has or may have, or that their respective successors and assigns hereafter can or may have against Existing Agent, Existing Lenders, their respective officers, directors, agents or employees, and its and their respective successors and assigns, which arise from the beginning of the world to the day and date of this Agreement, in connection with, arising from or related to the Loan Documents and the transactions contemplated thereunder; provided, however, that nothing contained herein shall in any manner release Existing Agent and Existing Lenders from their agreements and obligations set forth in this Agreement.

3.                   Continuing Obligations. Notwithstanding anything to the contrary contained herein, the Loan Parties are not released from, and hereby ratify and confirm, their continuing liability to Existing Agent and Existing Lenders for the payment and satisfaction in full of the following (collectively, the “Continuing Obligations”):

(a)                all reinstated obligations of the Loan Parties to Existing Lenders as described in Section 4 hereof;

(b)                any reasonable costs and expenses incurred by Existing Agent, for itself and on behalf of Existing Lenders, including reasonable attorneys’ fees and legal expenses in connection with the termination of the Loan Documents; and

(c)                all indemnification obligations and other obligations in favor of Existing Agent and Existing Lenders that, pursuant to the terms of the Loan Documents as in effect immediately prior to the effectiveness hereof, survive the termination thereof.

4.                   Reinstatement. Notwithstanding anything to the contrary contained herein, in the event any payment made to, or other amount or value received by, Existing Agent and Existing Lenders from or for the account of any Loan Party is avoided, rescinded, set aside or must otherwise be returned or repaid by Existing Agent and Existing Lenders (any of the foregoing, an “Avoided Payment”), whether in any bankruptcy, reorganization, insolvency or similar proceeding involving any Loan Party or otherwise, the indebtedness intended to be repaid thereby (limited to the amount of the Avoided Payment) shall be reinstated (without any further action by any party) and shall be enforceable against the Loan Parties, and their respective successors or assigns. In such event, the Loan Parties shall be and remain liable to Existing Agent and Existing Lenders for the amount of such Avoided Payment to the same extent as if the amount of such Avoided Payment had never originally been received by Existing Agent and Existing Lenders.

5.                   Conditions Precedent. The effectiveness of the releases contained in Section 2(a) hereof and the UCC termination statements and other Lien release documents delivered in connection herewith is subject to and conditioned upon the receipt by Existing Agent of (collectively, the “Conditions Precedent”): (a) cash, a federal funds wire transfer or other immediately available funds in the amounts set forth in Section 1 hereof, and (b) an original of this Agreement (or a photocopy of an executed original or executed original counterparts of this Agreement by facsimile or other electronic transmission), duly authorized, executed and delivered by the parties hereto.

6.                   Release Documents; Authorization to File. Upon the satisfaction of the Conditions Precedent set forth in Section 5 hereof and subject to any applicable intercreditor or subordination agreements: (a) Existing Agent, at Borrowers’ expense, agrees to promptly deliver to Borrowers or their designee and, if applicable, execute, to be held by Borrowers or their designee: (i) the Uniform Commercial Code termination statements, copies of which are attached hereto as Exhibit A, to effectuate the release of record of the financing statements between Existing Agent, as secured party, and each of the Loan Parties, as debtor, and that are currently filed of record, (ii) a termination letter and change notice with respect to Existing Agent’s rights under the Restricted (Non-Blocked) Account Agreement Controlling Secured Party, dated as of March 14, 2019, by and among Borrowers, Southeast Community Development Fund X, L.L.C., Existing Agent and SunTrust Bank, a copy of which is attached hereto as Exhibit B, (iii) release of intellectual property security interest, a copy of which is attached hereto as Exhibit C, and (iv) the original stock certificates and stock powers with respect to the Equity Interests of each of the Loan Parties that are in the possession of Existing Agent, copies of which are attached hereto as Exhibit D, and (b) the Loan Parties and their respective designees are automatically authorized by Existing Agent to file, record, register and/or deliver (i) the termination statements and releases in the foregoing clause (a), and (ii) such other release documents on behalf of Existing Agent and Existing Lenders as the Loan Parties and each of their respective designees deem reasonably necessary to more fully effectuate the foregoing.

7.                   Counterparts. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Agreement by telefacsimile or other method of electronic communication shall have the same force and effect as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other method of electronic communication also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement as to such party or any other party.

8.                   Governing Law. The validity, construction and effect of this Agreement shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their authorized officers as of the date and year first above written.

Very truly yours,

EXISTING AGENT:
WHITE OAK GLOBAL ADVISORS, LLC, a Delaware limited liability company
By: /s/ Barbara JS McKee
Name: Barbara JS McKee
Title: Managing Partner

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ACKNOWLEDGED AND AGREED:
BORROWERS AND LOAN PARTIES:
DANIMER SCIENTIFIC HOLDINGS, LLC,		MEREDIAN, INC.,
a Delaware limited liability company		a Georgia corporation

By:	/s/ John A. Dowdy, III	By:	/s/ John A. Dowdy, III
Name:	John A. Dowdy, III	Name:	John A. Dowdy, III
Title:	Chief Financial Officer	Title:	Chief Financial Officer

MEREDIAN BIOPLASTICS, INC.,		DANIMER BIOPLASTICS, INC.,
a Georgia corporation		a Georgia corporation

By: /	s/ John A. Dowdy, III	By:	/s/ John A. Dowdy, III
Name:	John A. Dowdy, III	Name:	John A. Dowdy, III
Title:	Chief Financial Officer	Title:	Chief Financial Officer

DANIMER SCIENTIFIC KENTUCKY, INC.,		DANIMER SCIENTIFIC, L.L.C.,
a Delaware corporation		a Georgia limited liability company

By:	/s/ John A. Dowdy, III	By:	/s/ John A. Dowdy, III
Name:	John A. Dowdy, III	Name:	John A. Dowdy, III
Title:	Chief Financial Officer	Title:	Chief Financial Officer

MEREDIAN HOLDINGS GROUP, INC.,
a Delaware corporation

By:	/s/ John A. Dowdy, III
Name:	John A. Dowdy, III
Title:	Chief Financial Officer

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